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                 [THE MANUFACTURERS LIFE INSURANCE LETTERHEAD]

                                   HOME OFFICE:
                      International Corporate Center at Rye
                            555 Theodore Fremd Avenue
                                 Rye, N.Y. 10580

                       THIS IS A LEGAL CONTRACT - READ IT
                                   CAREFULLY.

                WE AGREE to pay the benefits of this Contract in
                           accordance with its terms.

                 THIS CONTRACT is issued in consideration of the
                         Application and the Payments.


                             TEN DAY RIGHT TO REVIEW

THE CONTRACT OWNER MAY CANCEL THE CONTRACT BY RETURNING IT TO OUR ANNUITY SERVICE OFFICE OR AGENT AT ANY TIME WITHIN 10 DAYS AFTER RECEIPT OF THE CONTRACT. WITHIN 7 DAYS OF RECEIPT OF THE CONTRACT BY US, WE WILL PAY THE CONTRACT VALUE, COMPUTED AT THE END OF THE VALUATION PERIOD, ON THE DATE OF SURRENDER, TO THE CONTRACT OWNER.

                       SIGNED FOR THE COMPANY at its Executive
                   Office, Rye, New York, on the Contract Date.

                DETAILS OF VARIABLE ACCOUNT PROVISIONS ON PAGE 8
                  DETAILS OF FIXED ACCOUNT PROVISIONS ON PAGE 9
        DETAILS OF MARKET VALUE CHARGE PROVISIONS ON PAGES 9, 12, AND 14

                s/Joseph Scott                  s/Tracy Kane

                   President                      Secretary


        Flexible Payment Deferred Combination Fixed and Variable Annuity
                                Non-Participating



    ANNUITY PAYMENTS AND OTHER VALUES PROVIDED BY THIS CONTRACT WHEN BASED ON
        THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND
                    NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.





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INTRODUCTION


This is a flexible payment deferred combination fixed and variable annuity. This Contract provides that prior to the Maturity Date, the Contract Value will accumulate on either a fixed or variable basis or a combination of both. After the Maturity Date, annuity payments may be either fixed or variable, or a combination of fixed and variable.

The variable portion of the Contract will vary with the investment performance of the Variable Account. The fixed portion of the Contract will accumulate based on interest rates guaranteed by the Company for the period selected.

If you select annuity payments on a variable basis, the payment amount will vary with the investment performance of the Variable Account.

You must allocate Payments among one or more Investment Options. The Investment Options are identified on the Contract Specifications Page.


TABLE OF CONTENTS


Contract Specifications Page                                              Page

PART  1 - DEFINITIONS                                                        1
                     --------------------------------------------------------

PART  2 - GENERAL PROVISIONS                                                 2
                            -------------------------------------------------

PART  3 - OWNERSHIP                                                          4
                   ----------------------------------------------------------

PART  4 - BENEFITS                                                           5
                  -----------------------------------------------------------

PART  5 - PAYMENTS                                                           7
                  -----------------------------------------------------------

PART  6 - VARIABLE ACCOUNT PROVISIONS                                        8
                                     ----------------------------------------

PART  7 - FIXED ACCOUNT PROVISIONS                                           9
                                  -------------------------------------------

PART  8 - ANNUITY PROVISIONS                                                10
                            ------------------------------------------------

PART  9 - TRANSFERS                                                         11
                   ---------------------------------------------------------

PART 10 - WITHDRAWAL PROVISIONS                                             12
                               ---------------------------------------------

PART 11 - FEES AND DEDUCTIONS                                               15
                             -----------------------------------------------

PART 12 - PAYMENT OF CONTRACT BENEFITS                                      15
                                      --------------------------------------


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PART 1                                     DEFINITIONS


WE AND YOU                                 "We", "us" and "our" means The
                                           Manufacturers Life Insurance
                                           Company of New York. "You" or "your"
                                           means the Owner of this Contract.

ACCUMULATION UNIT                          A unit of measure that is used
                                           to calculate the value of the
                                           variable portion of the Contract
                                           before the Maturity Date.

ANNUITANT                                  Any individual person or persons
                                           whose life is used to determine the
                                           duration of annuity payments
                                           involving life contingencies. The
                                           Annuitant is as designated on the
                                           Contract Specifications Page and
                                           application, unless changed.


ANNUITY OPTION                             The method selected by you for
                                           annuity payments made by us.

ANNUITY SERVICE OFFICE                     Any office designated by us for the
                                           receipt of Payments and processing
                                           of Contract Owner requests.

ANNUITY UNIT                               A unit of measure that is used after
                                           the Maturity Date to calculate
                                           Variable Annuity payments.

BENEFICIARY                                The person, persons or entity to whom
                                           certain benefits are payable
                                           following the death of an Owner, or
                                           in certain circumstances, an
                                           Annuitant.

CONTINGENT BENEFICIARY                     The person, persons, or entity who
                                           becomes the Beneficiary if the
                                           Beneficiary is not alive.

CONTRACT ANNIVERSARY                       The anniversary of the Contract Date.

CONTRACT DATE                              The date of issue of the Contract as
                                           specified on the Contract
                                           Specifications Page.

CONTRACT VALUE                             The total of the Investment Account
                                           Values and, if applicable, any
                                           amount in the Loan Account
                                           attributable to the Contract.

CONTRACT YEAR                              The period of twelve consecutive
                                           months beginning on the Contract Date
                                           or any anniversary thereafter.

DEBT Any amounts in the Loan Account attributable to the Contract plus any accrued loan interest. The loan provision is applicable to certain Qualified Contracts only.

DESIGNATED BENEFICIARY                     For purposes of section 72(s) of the
                                           Internal Revenue Code, the
                                           "designated beneficiary" under
                                           the contract shall be the individual
                                           who is entitled to receive the
                                           amounts payable on death of an Owner,
                                           or if any Owner is not an individual,
                                           on any change in, or death of, an
                                           Annuitant.

FIXED ANNUITY                              An Annuity Option with payments
                                           which are predetermined and
                                           guaranteed as to dollar amount.

GENERAL ACCOUNT                            All the assets of The Manufacturers
                                           Life Insurance Company of New York
                                           other than assets in separate
                                           accounts.

INTERNAL REVENUE CODE (IRC)                The Internal Revenue Code of 1986,
                                           as amended from time to time, and
                                           any successor statute of similar
                                           purposes.

INVESTMENT ACCOUNT                         An account established by us which
                                           represents your interest in an
                                           Investment Option prior to the
                                           Maturity Date.

INVESTMENT ACCOUNT VALUE                   The value of your investment in an
                                           Investment Account.

INVESTMENT OPTIONS                         The Investment Options can be either
                                           fixed or variable. The Investment
                                           Options available under this
                                           Contract are shown on the Contract
                                           Specifications Page and application.


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LOAN ACCOUNT                                The portion of the General Account
                                            that is used for collateral when a
                                            loan is taken.

MARKET VALUE CHARGE                         A charge that may be assessed if
                                            amounts are withdrawn or transferred
                                            from the fixed Investment Options
                                            prior to the end of the interest
                                            rate guarantee period.

MATURITY DATE                               The date on which annuity benefits
                                            commence. It is the date specified
                                            on the Contract Specifications Page,
                                            unless changed.

NET PAYMENT                                 The Payment less the amount of
                                            premium tax, if any, deducted from
                                            the Payment.

NON-QUALIFIED CONTRACTS                     Contracts which are not issued under
                                            Qualified Plans.

OWNER OR CONTRACT OWNER                     The person, persons, or entity
                                            entitled to the ownership rights
                                            under this Contract. The Owner is as
                                            designated on the Contract
                                            Specifications Page and application,
                                            unless changed.

PORTFOLIO OR TRUST                          A separate portfolio of
PORTFOLIO                                   Manufacturers Investment Trust, a
                                            mutual fund in which the Variable
                                            Account invests, or any successor
                                            mutual fund.

PAYMENT An amount paid to us by you as consideration for the benefits provided by the Contract.

QUALIFIED CONTRACTS                         Contracts issued under Qualified
                                            Plans.

QUALIFIED PLANS                             Retirement plans which receive
                                            favorable tax treatment under
                                            section 401, 403, 408 or 457, of the
                                            Internal Revenue Code of 1986, as
                                            amended.

SEPARATE ACCOUNT                            A segregated account of The
                                            Manufacturers Life Insurance Company
                                            of New York that is not commingled
                                            with our general assets and
                                            obligations.

SUB-ACCOUNT(S)                              One or more of the Sub-Accounts of
                                            the Variable Account. Each
                                            Sub-Account is invested in shares of
                                            a different Trust Portfolio.

VALUATION DATE                              Any date on which the New York Stock
                                            Exchange is open for business and
                                            the net asset value of a Trust
                                            Portfolio is determined.

VALUATION PERIOD                            Any period from one Valuation Date
                                            to the next, measured from the time
                                            on each such date that the net asset
                                            value of each Portfolio is
                                            determined.

VARIABLE ACCOUNT                            The Manufacturers Life Insurance
                                            Company of New York Separate Account
                                            A, which is a separate account of
                                            The Manufacturers Life Insurance
                                            Company of New York.

VARIABLE ANNUITY                            An Annuity Option with payments
                                            which: (1) are not predetermined or
                                            guaranteed as to dollar amount, and
                                            (2) vary in relation to the
                                            investment experience of one or more
                                            specified variable Sub-Accounts.

PART 2                                      GENERAL PROVISIONS


ENTIRE CONTRACT                             The entire contract consists of this
                                            Contract, any Contract endorsements,
                                            and a copy of the application. Only
                                            our President, Vice-President or
                                            Secretary may agree to change or
                                            waive any provisions of this
                                            Contract. The change or waiver must
                                            be in writing.

                                            We will not change or modify this
                                            Contract without your consent except
                                            as may be required to make it
                                            conform to any applicable law or
                                            regulation or any ruling issued by a
                                            government agency.

                                            The benefits and values available
                                            under this Contract are not less
                                            than the minimum required by the
                                            State of New York. We have filed a
                                            detailed statement of the method
                                            used to calculate the benefits and
                                            values with the Department of
                                            Insurance in the

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                                            state in which this Contract is
                                            delivered, if required by law.

BENEFICIARY                                 The Beneficiary is as designated in
                                            the Contract Specifications Page and
                                            application, unless changed.
                                            However, if there is a surviving
                                            Owner, that person will be treated
                                            as the Beneficiary. If no such
                                            Beneficiary is living, the
                                            Beneficiary is the "Contingent
                                            Beneficiary". If no Beneficiary or
                                            Contingent Beneficiary is living,
                                            the Beneficiary is the estate of the
                                            deceased Owner.

CHANGE OF MATURITY DATE                     Prior to the Maturity Date, you may
                                            request in writing a change of the
                                            Maturity Date. Any extension of the
                                            Maturity Date will be subject to our
                                            prior approval.

ASSIGNMENT                                  You may assign this Contract at any
                                            time prior to the Maturity Date. No
                                            assignment will be binding on us
                                            unless it is written in a form
                                            acceptable to us and received at our
                                            Annuity Service Office. We will not
                                            be liable for any payments made or
                                            actions we take before the
                                            assignment is accepted by us. An
                                            absolute assignment will revoke the
                                            interest of any revocable
                                            Beneficiary. We will not be
                                            responsible for the validity of any
                                            assignment.

CLAIMS OF CREDITORS                         To the extent permitted by law, no
                                            benefits payable under this Contract
                                            will be subject to the claims of
                                            your, the Beneficiary's or the
                                            Annuitant's creditors.

MISSTATEMENT AND PROOF                      We may require proof of age, sex or
OF AGE, SEX OR SURVIVAL                     survival of any person upon whose
                                            age, sex or survival any payments
                                            depend. If the age or sex of the
                                            Annuitant has been misstated, the
                                            benefits will be those which the
                                            Payments would have provided for the
                                            correct age and sex. If we have made
                                            incorrect annuity payments, the
                                            amount of any underpayment, adjusted
                                            with interest at 3% per annum, will
                                            be paid immediately. The amount of
                                            any overpayment will be deducted
                                            from future annuity payments.


ADDITION, DELETION OR                       We reserve the right, subject to
SUBSTITUTION OF                             prior approval of the New York
INVESTMENT OPTIONS                          Superintendent of Insurance and
                                            compliance with applicable law, to
                                            make additions to, deletions from,
                                            or substitutions for the Portfolio
                                            shares that are held by the Variable
                                            Account or that the Variable Account
                                            may purchase. We reserve the right
                                            to eliminate the shares of any of
                                            the eligible Portfolios and to
                                            substitute shares of another
                                            Portfolio of the Trust, or of
                                            another open-end registered
                                            investment company, if the shares of
                                            any eligible Portfolio are no longer
                                            available for investment, or if in
                                            our judgment further investment in
                                            any eligible Portfolio should become
                                            inappropriate in view of the
                                            purposes of the Variable Account. We
                                            will not substitute any shares
                                            attributable to your interest in a
                                            Sub-Account without notice to you
                                            and prior approval of the Securities
                                            and Exchange Commission to the
                                            extent required by the Investment
                                            Company Act of 1940. Nothing
                                            contained herein shall prevent the
                                            Variable Account from purchasing
                                            other securities for other series or
                                            classes of contracts, or from
                                            effecting a conversion between
                                            shares of another open-end
                                            investment company.

                                            We also reserve the right, subject
                                            to prior approval of the New York
                                            Superintendent of Insurance and
                                            compliance with applicable law, to
                                            establish additional Sub-Accounts
                                            which would invest in shares of a
                                            new Portfolio of the Trust or in
                                            shares of another open-end
                                            investment company. We also reserve
                                            the right, subject to prior approval
                                            of the New York Superintendent of
                                            Insurance and compliance with
                                            applicable law, to eliminate
                                            existing Sub-Accounts, to combine
                                            Sub-Accounts or to transfer assets
                                            in a Sub-Account to another Separate
                                            Account established by us or an
                                            affiliated company. In the event of
                                            any such substitutions or changes,
                                            we may, by appropriate endorsement,
                                            make such changes in this and other
                                            Contracts as may be necessary or
                                            appropriate to reflect such
                                            substitutions or changes. If deemed
                                            by us to be in the best interests of
                                            persons having voting rights under
                                            the Contracts, the Variable Account
                                            may be operated as a management
                                            company under the Investment Company
                                            Act of 1940 or it may be
                                            deregistered under such Act in the
                                            event such registration is no longer
                                            required.

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NON-PARTICIPATING                           Your Contract is non-participating
                                            and will not share in our profits or
                                            surplus earnings. We will pay no
                                            dividends on your Contract.

REPORTS At least once each year we will send you a report containing information required by the Investment Company Act of 1940 and the laws of the state of New York.

INSULATION                                  The portion of the assets of the
                                            Variable Account equal to the
                                            reserves and other contract
                                            liabilities with respect to such
                                            account are not chargeable with
                                            liabilities arising out of any other
                                            business we may conduct. Moreover,
                                            the income, gains and losses,
                                            realized or unrealized, from assets
                                            allocated to the Variable Account
                                            shall be credited to or charged
                                            against such account without regard
                                            to our other income, gains or
                                            losses.

CURRENCY AND PLACE                          All payments made to or by us shall
OF PAYMENTS                                 be made in the lawful currency of
                                            the United States of America at the
                                            Annuity Service Office or elsewhere
                                            if we consent.

NOTICES AND ELECTIONS                       To be effective, all notices and
                                            elections you make under this
                                            Contract must be in writing, signed
                                            by you and received by us at our
                                            Annuity Service Office. Unless
                                            otherwise provided in this Contract,
                                            all notices, requests and elections
                                            will be effective when received by
                                            us, complete with all necessary
                                            information and your signature, at
                                            our Annuity Service Office.

GOVERNING LAW                               This Contract will be governed by
                                            the laws of the state of New York.

SECTION 72(s) The provisions of this Contract shall be interpreted so as to comply with the requirements of Section 72(s) of the Internal Revenue Code.

PART 3                                      OWNERSHIP


GENERAL Before the Maturity Date, the Owner of this Contract shall be the person, persons or entity so named on the Contract Specifications Page and application, or the latest change filed with us. On the Maturity Date, the Annuitant becomes the Owner of the Contract. If amounts become payable to the
                                            Beneficiary under the Contract, the
                                            Beneficiary becomes the Owner of the
                                            Contract.

CHANGE OF OWNER,                            Subject to the rights of an
ANNUITANT, BENEFICIARY                      irrevocable Beneficiary, you may
                                            change the Owner, Annuitant, or
                                            Beneficiary by written request in a
                                            form acceptable to us and which is
                                            received at our Annuity Service
                                            Office. The Annuitant may not be
                                            changed after the Maturity Date. You
                                            need not send us the Contract unless
                                            we request it. Any change must be
                                            approved by us. If approved, any
                                            change in Beneficiary will take
                                            effect on the date you signed the
                                            request. If approved, any change of
                                            Owner or Annuitant will take effect
                                            on the date we received the request
                                            at the Annuity Service Office. We
                                            will not be liable for any payments
                                            or actions we take before the change
                                            is approved.

                                            The substitution or addition of any
                                            Owner may result in the resetting of
                                            the Death Benefit to an amount equal
                                            to the Contract Value as of the date
                                            of such change. For purposes of
                                            subsequent calculations of the Death
                                            Benefit, described in Part 4,
                                            Benefits, Death Benefit Before
                                            Maturity Date, the Contract Value on
                                            the date of the change will be
                                            treated as a Payment made on that
                                            date. In addition, all Payments made
                                            and all amounts deducted in
                                            connection with partial withdrawals
                                            prior to the date of change of Owner
                                            will not be considered in the
                                            determination of the Death Benefit.
                                            Furthermore, the Death Benefit on
                                            the last day of the previous
                                            Contract Year shall be set to zero
                                            as of the date of the Owner change.

                                            This paragraph will not apply if (a)
                                            the individual whose death will
                                            cause the Death Benefit to be paid
                                            is the same after the change of
                                            Owner, or (b) if Ownership is




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                                            transferred to your spouse.

                                            If any Annuitant is changed and any
                                            Owner is not an individual, the
                                            entire interest in the Contract must
                                            be distributed to the Owner within
                                            five years of the change.

PART 4                                      BENEFITS


ANNUITY BENEFITS                            We will pay a monthly income to the
                                            Annuitant, if living, on the
                                            Maturity Date. Payments can be fixed
                                            or variable, or a combination of
                                            fixed and variable. Annuity benefits
                                            will commence on the Maturity Date
                                            and continue for the period of time
                                            provided for under the Annuity
                                            Option selected.

                                            We may pay the Contract Value, less
                                            Debt, on the Maturity Date in one
                                            lump sum if the monthly income is
                                            less than $20.

                                            On or before the Maturity Date you
                                            must select how the Contract Value
                                            will be used to provide the monthly
                                            income. You may select a Fixed or
                                            Variable Annuity. Unless you
                                            indicate otherwise, we will provide
                                            either variable or fixed, or a
                                            combination variable and fixed
                                            annuity payments in proportion to
                                            the Investment Account Value of each
                                            Investment Option at the Maturity
                                            Date. Annuity payments will continue
                                            for 10 years or the life of the
                                            Annuitant, if longer.

                                            If a Variable Annuity is used, the
                                            amount of the first monthly annuity
                                            payment will be obtained from the
                                            appropriate option table under the
                                            "Payment of Contract Benefits"
                                            Section. Subsequent monthly annuity
                                            payments will vary based on the
                                            investment experience of the
                                            Sub-Account(s) used to effect the
                                            annuity. The method used to
                                            calculate the amount of the initial
                                            and subsequent payments is described
                                            under the "Variable Annuity
                                            Payments" Section of Part 8 of this
                                            Contract.

                                            If a Fixed Annuity is used, the
                                            portion of the Contract Value used
                                            to effect a Fixed Annuity will be
                                            applied to the appropriate table
                                            contained in this Contract. If the
                                            table in use by us on the Maturity
                                            date is more favorable to you, we
                                            will use that table. We guarantee
                                            the dollar amount of fixed
                                            annuity payments.

DEATH BENEFIT BEFORE                        A Death Benefit will be determined
MATURITY DATE                               as of the date on which written
                                            notice and proof of death, and all
                                            required claim forms are received at
                                            the Company's Annuity Service Office
                                            as follows:

                                            1. If any Owner dies on
                                               or prior to their 85th birthday
                                               and the oldest Owner had an
                                               attained age of less than 81
                                               years on the Contract Date, the
                                               Death Benefit will be
                                               determined as follows:

                                               (a) During the first Contract
                                                   Year, the Death Benefit will
                                                   be the greater of:

                                                   (i) the Contract Value, or

                                                   (ii) the sum of all Payments
                                                        made, less any amount
                                                        deducted in connection
                                                        with partial
                                                        withdrawals.

                                               (b) During any subsequent
                                                   Contract Year period, the
                                                   Death Benefit will be the
                                                   greater of:

                                                   (i) the Contract Value, or

                                                   (ii) the Death Benefit on
                                                        the last day of the
                                                        previous Contract Year
                                                        period plus any
                                                        Payments made and less
                                                        any amounts deducted in
                                                        connection with partial
                                                        withdrawals, since
                                                        then.



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                                            2. If any Owner dies after their
                                               85th birthday and the oldest
                                               Owner had an attained age of
                                               less then 81 years on the
                                               Contract Date, the Death Benefit
                                               will be determined as the
                                               greater of:

                                               (a) the Contract Value, or

                                               (b) the excess of (i) over (ii)
                                                where:

                                               (i)  equals the sum of all
                                                    Payments,

                                               (ii) equals the sum of any
                                                    amounts deducted in
                                                    connection with partial
                                                    withdrawals.

                                            3. If any Owner dies and the oldest
                                               Owner had an attained age of 81
                                               or greater on the Contract
                                               Date, the Death Benefit will be
                                               the Contract Value less any
                                               applicable Withdrawal Charges at
                                               the time of payment of the
                                               benefits.

                                            If there is any Debt, the Death
                                            Benefit equals the amount
                                            described above less the Debt
                                            under the Contract.

                                            DEATH OF ANNUITANT: On the death of
                                            the last surviving Annuitant, the
                                            Owner becomes the new Annuitant,
                                            if the Owner is an individual. If
                                            any Owner is not an individual the
                                            death of any Annuitant is treated
                                            as the death of an Owner and the
                                            Death Benefit will be determined by
                                            substituting the Annuitant for the
                                            Owner as described below.

                                            DEATH OF OWNER: We will pay the
                                            Death Benefit to the Beneficiary if
                                            any Owner dies prior to the
                                            Maturity Date. The Death Benefit
                                            may be taken in one sum
                                            immediately, in which case the
                                            Contract will terminate. If the
                                            Death Benefit is not taken in one
                                            sum immediately, the Contract will
                                            continue subject to the following
                                            provisions:

                                             (a) The Beneficiary becomes the
                                                 Contract Owner.

                                             (b) The excess, if any, of the
                                                 Death Benefit over the
                                                 Contract Value will be
                                                 allocated to and among the
                                                 Investment Accounts in
                                                 proportion to their values as
                                                 of the date on which the Death
                                                 Benefit is determined.

                                             (c) No additional Payments may be
                                                 applied to the Contract.

                                             (d) If the Beneficiary is not the
                                                 deceased Owner's spouse, the
                                                 entire interest in the
                                                 Contract must be distributed
                                                 under one of the following
                                                 options:

                                                 (i) The entire interest in the
                                                     Contract must be
                                                     distributed over the life
                                                     of the Beneficiary, or
                                                     over a period not
                                                     extending beyond the
                                                     life expectancy of the
                                                     Beneficiary, with
                                                     distributions beginning
                                                     within one year of the
                                                     Owner's death; or

                                                (ii) the entire interest in the
                                                     Contract must be
                                                     distributed within 5 years
                                                     of the Owner's Death.

                                                 If the Beneficiary dies
                                                 before the distributions
                                                 required by (i) or (ii)
                                                 are complete, the entire
                                                 remaining Contract Value
                                                 must be distributed in a
                                                 lump sum immediately.

                                             (e) If the Beneficiary is the
                                                 deceased Owner's spouse, the
                                                 Contract will continue with
                                                 the surviving spouse as the
                                                 new Owner. The surviving
                                                 spouse may name a new
                                                 Beneficiary (and, if no
                                                 Beneficiary is so named, the
                                                 surviving spouse's estate will
                                                 be the Beneficiary). Upon the
                                                 death of the surviving spouse,
                                                 the Death Benefit will equal
                                                 the Contract Value at the time
                                                 of the surviving spouse's
                                                 death, and the entire interest
                                                 in the Contract must be
                                                 distributed to the new
                                                 Beneficiary in accordance with
                                                 the provisions of (d) (i) or
                                                 (d) (ii) above.

                                             (f) Withdrawal Charges will be
                                                 waived on any  withdrawals,
                                                 unless the Death Benefit


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                                                 payable upon the Owner's death
                                                 was defined  under provision
                                                 3., Death Benefit Before
                                                 Maturity Date above. If the
                                                 Death Benefit was so defined,
                                                 Withdrawal Charges will be
                                                 assessed at the time a
                                                 withdrawal occurs.

                                   If there is more than one
                                   Beneficiary, the foregoing
                                   provisions will independently
                                   apply to each Beneficiary.

DEATH BENEFIT ON OR                If annuity payments have been
AFTER MATURITY DATE                selected based on an Annuity
                                   Option providing for payments
                                   for a guaranteed period, and the
                                   Annuitant dies on or after the
                                   Maturity Date, we will make the
                                   remaining guaranteed payments to
                                   the Beneficiary. Any remaining
                                   payments will be made as rapidly
                                   as under the method of
                                   distribution being used as of
                                   the date of the Annuitant's
                                   death. If no Beneficiary is
                                   living, we will commute any
                                   unpaid guaranteed payments to a
                                   single sum (on the basis of the
                                   interest rate used in
                                   determining the payments) and
                                   pay that single sum to the
                                   estate of the last to die of the
                                   Annuitant and the Beneficiary.

PROOF OF DEATH                     Proof of death is required upon
                                   the death of the Annuitant or
                                   the Owner. Proof of death is one
                                   of the following received at the
                                   Annuity Service Office:

                                   (a) A certified copy of a death
                                       certificate.

                                   (b) A certified copy of a
                                       decree of a court of
                                       competent jurisdiction as
                                       to the finding of death.

                                   (c) Any other proof satisfactory to us.

PART 5                              PAYMENTS


GENERAL All Payments under this Contract are payable at our Annuity Service Office or such other place as we may designate.

                                    The minimum Payment will be $30. However at least $300 must be paid during the first Contract Year. Payments may be made at any time. If a Payment would cause the Contract Value to exceed $1,000,000, or the Contract Value already exceeds $1,000,000, no additional Payments will be accepted without our prior approval.


NONPAYMENT OF PAYMENTS FOR          If, prior to the Maturity Date, no Payments
THREE YEARS                         are made for three consecutive Contract
                                    Years, and if both:

                                    (a) the total Payments made, less any
                                        partial withdrawals, are less than
                                        $2,000; and

                                    (b) the Contract Value at the end of such
                                        three year period is less than $2,000;

                                    We may cancel the Contract and pay you the Contract Value (measured as of the Valuation Period during which the cancellation occurs), less any Debt and Annual Administration Fee. We will provide you with 31 days prior written notice before cancelling the contract.

ALLOCATION OF NET PAYMENTS          When we receive Payments, the Net
                                    Payments will be allocated among Investment
                                    Options in accordance with the allocation percentages shown on the Contract
                                    Specifications Page. You may change the
                                    allocation of subsequent Net Payments at any time, without charge, by giving us written notice.

PART 6                              VARIABLE ACCOUNT PROVISIONS

INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for you for each variable Investment
                                    Option to which you allocate amounts. The
                                    Investment Account represents the number of your Accumulation Units in an Investment
                                    Option.

INVESTMENT ACCOUNT VALUE            The Investment Account Value of an
                                    Investment Account is determined by
                                    (a) times (b) where:

                                    (a) equals the number of Accumulation
                                        Units credited to the Investment
                                        Account, and

                                    (b) equals the value of the appropriate
                                        Accumulation Unit.

ACCUMULATION UNITS                  We will credit Net Payments to your
                                    Investment Accounts in the form of
                                    Accumulation Units. The number of
                                    Accumulation Units to be credited to each Investment Account of the Contract will be determined by dividing the Net Payment allocated to that Investment Account by the Accumulation Unit value for that Investment
                                    Account.

                                    Accumulation Units will be adjusted
                                    for any transfers and will be canceled on payment of a Death Benefit, withdrawal, maturity or assessment of certain charges based on their value for the Valuation Period in which such transaction occurs.

VALUE OF ACCUMULATION UNIT          The Accumulation Unit value for any
                                    Valuation Period is determined by
                                    multiplying the Accumulation Unit value for the immediately preceding Valuation Period by the "net investment factor" for the Investment Account for the Valuation Period for which the value is being determined. The value of an Accumulation Unit may increase, decrease or remain the same from one
                                    Valuation Period to the next.

NET INVESTMENT FACTOR               The net investment factor for a variable
                                    Investment Account is an index that measures the investment performance of a Sub-Account from one Valuation Period to the next. The net investment factor for any Valuation
                                    Period is determined by dividing (a) by (b) and subtracting (c) from the result where:

                                    (a) is the net result of:

                                        1) the net asset value per share of a
                                        Portfolio share held in the Sub-Account
                                        determined as of the end of the current
                                        Valuation Period, plus

                                        2) the per share amount of any dividend
                                        or capital gain distributions made by
                                        the Portfolio on shares held in the
                                        Sub-Account if the "ex-dividend" date
                                        occurs during the current Valuation
                                        Period, and

                                    (b) is the net asset value per share of a
                                        Portfolio share held in the Sub-Account
                                        determined as of the end of the
                                        immediately preceding Valuation Period,
                                        and

                                    (c) is the Asset Fee as defined in Part
                                        11, Fees and Deductions. The net
                                        investment factor may be greater or
                                        less than, or equal to, one.

PART 7                              FIXED ACCOUNT PROVISIONS


INVESTMENT ACCOUNT                  We will establish a separate Investment
                                    Account for you each time you allocate
                                    amounts to a fixed Investment Option. Any amounts you allocate to the same fixed
                                    Investment Option on the same day will
                                    establish a new Investment Account. Amounts invested in these Investment Accounts will earn interest at the guaranteed rate in effect on the date the amounts are allocated for the duration of the guarantee period.

                                    We will determine the guaranteed rate from time to time for new allocations, but in no event will the minimum guaranteed rate under a fixed Investment Account be less than 3%.

GUARANTEE PERIODS                   For any amounts allocated to the fixed
                                    Investment Options, you have the choice of the guarantee periods available. The amount can be allocated into any combination of the fixed Investment Options offered under this Contract.

                                    Separate Investment Accounts will be
                                    established for each guarantee period. The guarantee period will be the duration of the fixed Investment Option selected, measured from the date the amount is allocated to the Investment Account. Amounts cannot be allocated to a fixed Investment option that would extend the guarantee period beyond the Maturity Date.

RENEWALS The renewal amount is the Investment Account Value at the end of the particular guarantee period. The renewal amount will be automatically renewed in the same Investment Option at the end of the guarantee period, unless you specify otherwise. If renewal in a particular Investment Option would result in the guarantee period for that Investment Account extending beyond the Maturity Date, the renewal amount may not be renewed in that Investment Option. The renewal amount will be applied to the longest guarantee period of a fixed Investment Option such that the guarantee period does not extend beyond the Maturity Date.

INVESTMENT ACCOUNT VALUE            The amount in the Investment Accounts will
                                    accumulate at a rate of interest determined by us and in effect on the date the amount is allocated to the Investment Account. The
                                    Investment Account Value is the accumulated value of the amount invested in the Investment Account reduced by any withdrawals, loans, transfers or charges taken from the Investment Account.

MARKET VALUE CHARGE                 Any amounts withdrawn from a fixed
                                    Investment Account, prior to the end of the guarantee period, may be subject to a Market
                                    Value Charge. The Market Value Charge will only apply to amounts withdrawn from a fixed
                                    Investment Account pursuant to a partial withdrawal, total withdrawal, transfer or a loan. A Market Value Charge will not be assessed on amounts withdrawn from the 1-year fixed Investment Account.

MARKET VALUE CHARGE                 A Market Value Charge will be calculated
FACTOR                              separately for each fixed Investment Account
                                    affected. The Market Value Charge for a
                                    particular Investment Account will be
                                    calculated by multiplying the amount
                                    withdrawn, loaned or transferred from the Investment Account by the adjustment factor described below.

                                    The adjustment factor for a particular
                                    Investment Account is determined by the
                                    following formula: 0.75 x (B-A) x C/12

                                    Where A, B and C are defined as follows:

                                    A- The guaranteed interest rate on the
                                       Investment Account.

                                    B- The guaranteed interest rate available,
                                       on the date the request is processed,
                                       for amounts allocated to a new Investment
                                       Account with the same length of
                                       guarantee period as the Investment
                                       Account from which amounts are being
                                       withdrawn.

                                    C- The number of complete months remaining
                                       to the end of the guarantee period.

                                    For purposes of this calculation, the
                                    maximum difference between "B" and "A"
                                    will be 3%. Furthermore, the adjustment
                                    factor will never be less than zero. The amount of Market Value Charge, if any, upon transfer, or loan is specified in
                                    Part 9, Transfer Provisions, and upon
                                    withdrawal as specified in Part 10,
                                    Withdrawal Provisions.

PART 8                              ANNUITY PROVISIONS


VARIABLE ANNUITY PAYMENTS           The amount of the first variable annuity
                                    payment is determined by applying the
                                    portion of the Contract Value used to effect a Variable Annuity, measured as of a date not more than 10 business days prior to the Maturity Date (minus any applicable premium taxes), to the appropriate tables(s) contained in this Contract. If the table in use by us on the Maturity Date is
                                           more favorable to you, we will use
                                           that table. Subsequent payments will
                                           be based on the investment
                                           performance of one or more
                                           Sub-Accounts as you select. The
                                           amount of such payments is determined
                                           by the number of Annuity Units
                                           credited for each Sub-Account. Such
                                           number is determined by dividing the
                                           portion of the first payment
                                           allocated to that Sub-Account by the
                                           Annuity Unit value for that
                                           Sub-Account determined as of the same
                                           date that the Contract Value to
                                           effect annuity payments was
                                           determined. This number of Annuity
                                           Units for each Sub-Account is then
                                           multiplied by the appropriate Annuity
                                           Unit value for each subsequent
                                           determination date, which is a
                                           uniformly applied date not more than
                                           10 business days before the payment
                                           is due.

MORTALITY AND EXPENSE                      We guarantee that the dollar amount
GUARANTEE                                  of each variable annuity payment will
                                           not be  affected by changes
                                           in mortality and expense experience.

ANNUITY UNIT VALUE                         The value of an Annuity Unit for each
                                           Sub-Account for any Valuation Period
                                           is determined as follows:

                                           (a)     The net investment factor for
                                                   the Sub-Account for the
                                                   Valuation Period for which
                                                   the Annuity Unit value is
                                                   being calculated is
                                                   multiplied by the value of
                                                   the Annuity Unit for the
                                                   preceding Valuation Period;
                                                   and

                                           (b)     The result is adjusted to
                                                   compensate for the interest
                                                   rate assumed in the tables
                                                   used to determine the first
                                                   variable annuity payment.

                                           The dollar value of Annuity Units may
                                           increase, decrease or remain the same
                                           from one Valuation Period to the
                                           next.

FIXED ANNUITY PAYMENTS                     The amount of each fixed annuity
                                           payment is determined by applying the
                                           portion of the Contract Value used to
                                           effect a Fixed Annuity measured as of
                                           a date not more than 10 business days
                                           prior to the Maturity Date (minus any
                                           applicable premium taxes) to the
                                           appropriate table contained in this
                                           Contract. If the table in use by us
                                           on the Maturity Date is more
                                           favorable to you, we will use that
                                           table. In addition, at the time of
                                           their commencement, fixed annuity
                                           payments will not be less than those
                                           provided by an amount applied to
                                           purchase a single consideration
                                           immediate annuity to the same class
                                           of annuitants at that time. This
                                           amount will be the greater of:

                                           (a)     the Contract Value less
                                                   applicable Withdrawal
                                                   Charges.

                                           (b)     95% of the Contract Value.

                                           We guarantee the dollar amount of
                                           fixed annuity payments.

PART 9                                     TRANSFER PROVISIONS

TRANSFERS                                  Before the Maturity Date you may
                                           transfer amounts among Investment
                                           Accounts of the Contract. There is no
                                           transaction charge for transfers,
                                           however, amounts transferred from a
                                           fixed Investment Account prior to the
                                           end of the guarantee period may be
                                           subject to a Market Value Charge.
                                           Amounts will be canceled from the
                                           Investment Accounts from which
                                           amounts are transferred and credited
                                           to the Investment Account to which
                                           amounts are transferred. We will
                                           effect such transfers so that the
                                           Contract Value on the date of
                                           transfer will not be affected by the
                                           transfer, except for the Market Value
                                           Charge, if applicable. We reserve the
                                           right to limit, upon notice, the
                                           maximum number of transfers you may
                                           make per Contract Year to one per
                                           month or six at any time within a
                                           Contract Year.

                                           You must transfer at least $300 or,
                                           if less, the entire amount in the
                                           Investment Account each time you make
                                           a transfer. If, after the transfer,
                                           the amount remaining in the
                                           Investment Account of the Contract
                                           from which the transfer is made is
                                           less than $100, then we will transfer
                                           the entire amount instead of the
                                           requested amount.

                                           We reserve the right to defer the
                                           transfer privilege at any time that
                                           we are unable to purchase or redeem
                                           shares of the Trust Portfolios. In
                                           addition, in accordance with
                                           applicable law, the Company reserves
                                           the right to modify or terminate the
                                           transfer privilege at any time.

                                           Amounts may not be transferred from a
                                           fixed Investment Account unless those
                                           amounts have been in the fixed
                                           Investment Account for at least one
                                           year. The Market Value Charge, if
                                           applicable, will be deducted from the
                                           amount transferred.

                                           Once variable annuity payments have
                                           begun, you may transfer all or part
                                           of the investment upon which your
                                           variable annuity payments are based
                                           from one Sub-Account to another. To
                                           do this, we will convert the number
                                           of variable Annuity Units you hold in
                                           the Sub-Account from which you are
                                           transferring to a number of variable
                                           Annuity Units of the Sub-Account to
                                           which you are transferring so that
                                           the amount of a variable annuity
                                           payment, if it were made at that
                                           time, would not be affected by the
                                           transfer. After that, your variable
                                           annuity payments will reflect changes
                                           in the values of your new variable
                                           Annuity Units. You must give us
                                           notice at least 30 days before the
                                           due date of the first variable
                                           annuity payment to which the transfer
                                           will apply. We reserve the right to
                                           limit, upon notice, the maximum
                                           number of transfers you may make per
                                           Contract Year after variable annuity
                                           payments have begun to four.

                                           After the Maturity Date, transfers
                                           will not be allowed from a fixed to a
                                           variable Annuity Option, or from a
                                           variable to a fixed Annuity Option.

TRANSFER MARKET VALUE                      Amounts transferred from a fixed
CHARGE                                     Investment Account may be subject to
                                           a Market Value Charge. For Transfers,
                                           including transfers to the Loan
                                           Account pursuant to a loan request,
                                           the Market Value Charge, if
                                           applicable, will be calculated by
                                           multiplying the amount transferred
                                           from each fixed Investment Account by
                                           the Market Value Charge Factor and
                                           deducted from the amount transferred.

                                           If there are multiple Investment
                                           Accounts under a fixed Investment
                                           Option, the requested amount from
                                           that Investment Option must be
                                           transferred from those Investment
                                           Accounts on a first-in-first-out
                                           basis.

                                           The Market Value Charge may not
                                           exceed the earnings in excess of 3%
                                           per annum attributable to the amount
                                           transferred.

                                           In no event will the Market Value
                                           Charge be greater than 10% of the
                                           amount transferred.

                                           In no event will the Market Value
                                           Charge reduce the amount transferred
                                           below the amount required under the
                                           non-forfeiture laws of the state that
                                           has jurisdiction over this contract.

PART 10                                    WITHDRAWAL PROVISIONS

CONTRACT VALUE                             Your Contract Value is equal to
                                           the total of the Investment Account
                                           Values and, if applicable, any amount
                                           in the Loan Account attributable to
                                           the Contract.

PAYMENTS OF WITHDRAWALS                    You may withdraw part or all of the
                                           Contract Value, less any Debt, at any
                                           time before the earlier of your death
                                           or the Maturity Date, by sending us a
                                           written request. We will pay all
                                           withdrawals within seven days of
                                           receipt at the Annuity Service Office
                                           subject to postponement in certain
                                           circumstances, as specified below.

SUSPENSION OF PAYMENTS                     We may defer the right of withdrawal,
                                           or postpone the date of payment, from
                                           the variable Investment Accounts for
                                           any period when: (1) the New York
                                           Stock Exchange is closed (other than
                                           customary weekend and holiday
                                           closings); (2) trading on the

                                           New York Stock Exchange is
                                           restricted; (3) an emergency exists
                                           as a result of which disposal of
                                           securities held in the Variable
                                           Account is not reasonably practicable
                                           or it is not reasonably practicable
                                           to determine the value of the
                                           Variable Account's net assets; or (4)
                                           the Securities and Exchange
                                           Commission, by order, so permits for
                                           the protection of security holders;
                                           provided that applicable rules and
                                           regulations of the Securities and
                                           Exchange Commission shall govern as
                                           to whether the conditions described
                                           in (2) and (3) exist.

                                           We may defer the right of withdrawal
                                           from the fixed Investment Accounts
                                           for not more than six months from the
                                           day we receive written request and
                                           the Contract, if required. If such
                                           payments are deferred 10 days or
                                           more, the amount deferred will earn
                                           interest at a rate not less than 3%
                                           per year.

TOTAL WITHDRAWAL                           Upon receipt of your request to
                                           withdraw all of your Contract Value,
                                           we will terminate the Contract and
                                           pay you the Contract Value, less any
                                           applicable Debt, Withdrawal Charges,
                                           Market Value Charges and the Annual
                                           Administration Fee.



PARTIAL WITHDRAWAL                         If you are withdrawing part of the
                                           Contract Value, you should specify
                                           the amount that should be withdrawn
                                           from each Investment Option of the
                                           Contract. If there are multiple
                                           Investment Accounts under a fixed
                                           Investment Option, the requested
                                           amount from that Investment Option
                                           must be withdrawn from those
                                           Investment Accounts on a
                                           first-in-first-out basis. If you do
                                           not specify, the requested amount
                                           will be withdrawn in the following
                                           order:

                                           a)  Variable Investment Accounts, on
                                               a pro rata basis,

                                           b)  Fixed Investment Options
                                               beginning with the shortest
                                               guarantee period first and the
                                               longest guarantee period last.

                                           We will deduct the Withdrawal Charge
                                           and the Market Value Charge, if
                                           applicable, from the Contract Value
                                           remaining after payment of the
                                           requested amount.

WITHDRAWAL CHARGE                          If a withdrawal is made from the
                                           Contract before the Maturity Date, a
                                           Withdrawal Charge (contingent
                                           deferred sales charge) may be
                                           assessed against Payments that have
                                           been in your Contract for less than 7
                                           years.  No Withdrawal Charge will
                                           apply to Payments being withdrawn
                                           that have been in the Contract for 7
                                           or more years.  The amount of the
                                           Withdrawal Charge and when it is
                                           assessed is discussed below:


                                           1.  An amount can be withdrawn
                                               without Withdrawal Charges. This
                                               amount is defined as the greater
                                               of:

                                           a)  the excess of the Contract Value
                                               on the date of withdrawal over
                                               the unliquidated Payments, or

                                           b)  the excess of (i) over (ii): (i)
                                               equals 10% of total Payments (ii)
                                               equals 100% of all prior partial
                                               withdrawals, in that Contract
                                               Year. The amount withdrawn
                                               without Withdrawal Charges will
                                               be applied to your requested
                                               withdrawal in the following
                                               order:

                                           a)  withdrawals from the variable
                                               Investment Accounts,

                                           b)  withdrawals from fixed Investment
                                               Options beginning with the
                                               shortest guarantee period first
                                               and the longest guarantee period
                                               last.

                                           2.  Withdrawals in excess of the
                                               amount available without
                                               Withdrawal Charges as defined in
                                               (1) above, may be subject to
                                               Withdrawal Charges. A Withdrawal
                                               Charge will be assessed against
                                               Payments liquidated that have
                                               been in the Contract for less
                                               than 7 years. Payments will be
                                               liquidated on a
                                               first-in-first-out basis. We will
                                               liquidate Payments in the order
                                               such Payments were made: the
                                               oldest unliquidated Payment
                                               first, the next Payment second,
                                               etc...until all Payments have
                                               been liquidated.

                                           3.  A Withdrawal Charge will be
                                               assessed against Payments
                                               liquidated that have been in the
                                               Contract for less than 7 years.

                                           4.  Any Payments liquidated are
                                               subject to a Withdrawal Charge
                                               based on the length of time the
                                               Payment has been in this
                                               Contract. The Withdrawal Charge
                                               is determined by multiplying the
                                               amount of the Payment being
                                               liquidated by the applicable
                                               Withdrawal Charge Percentage
                                               obtained from the table below.

  Number of Complete Years Payment has          Withdrawal Charge
       been in Contract                                Percentage
       ----------------                                ----------
             0                                              6%
             1                                              6
             2                                              5
             3                                              5
             4                                              4
             5                                              3
             6                                              2
            7+                                              0

                                              The total Withdrawal Charge will
                                              be the sum of the Withdrawal
                                              Charges for the Payments being
                                              liquidated.

                                              5. The Withdrawal Charge is
                                                 deducted from the Contract
                                                 Value remaining after you are
                                                 paid the amount requested,
                                                 except in the case of a
                                                 complete withdrawal when it is
                                                 deducted from the amount
                                                 otherwise payable. In the case
                                                 of a partial withdrawal, the
                                                 amount requested from an
                                                 Investment Account may not
                                                 exceed the value of that
                                                 Investment Account less any
                                                 applicable Withdrawal Charge
                                                 and/or Market Value Charge, if
                                                 applicable.

                                              6. In no event will the aggregate
                                                 Withdrawal Charge be greater
                                                 than 6% of the total Payments
                                                 made.

WITHDRAWAL MARKET VALUE
CHARGE Amounts withdrawn from a fixed Investment Account may be subject to a Market Value Charge. The total Market Value Charge will be the sum of the Market Value
                                              Charges for each Investment
                                              Account being withdrawn. For full
                                              withdrawals, the Market Value
                                              Charge will be calculated on the
                                              total amount of each Investment
                                              Account, and the total Market
                                              Value Charge will be deducted from
                                              the amount otherwise payable. For
                                              partial withdrawals, the Market
                                              Value Charge will be calculated
                                              based on the withdrawal amount
                                              requested from each Investment
                                              Account and the Market Value
                                              Charge, if applicable, will be
                                              deducted from the remaining
                                              Investment Account Value.

                                              There will be no Market Value
                                              Charge on withdrawals from the
                                              fixed Investment Accounts in the
                                              following situations: (a)
                                              withdrawal from a 1-year fixed
                                              Investment Account, (b) death of
                                              the Owner, (c) amounts withdrawn
                                              to pay any fees or charges, (d)
                                              amounts applied at the Maturity
                                              Date to purchase an annuity at the
                                              guaranteed rates in the Annuity
                                              Option tables, and (e) amounts
                                              withdrawn from fixed Investment
                                              Accounts within 30 days prior to
                                              the end of the guarantee period. A
                                              written notice of renewal will be
                                              provided at least 15 days, but not
                                              more than 45 days prior to the
                                              beginning of the above 30 day
                                              period.

                                              An amount equal to 10% of total
                                              Payments less all prior
                                              withdrawals in that Contract Year
                                              may be withdrawn without the
                                              imposition of a Market Value
                                              Charge.

                                              The Market Value Charge may not
                                              exceed the earnings in excess of
                                              3% per annum attributable to the
                                              amount withdrawn.

                                              In no event will the Market Value
                                              Charge plus any Withdrawal Charges
                                              for an Investment Account be
                                              greater than 10% of the amount
                                              withdrawn.

                                              In no event will the Market Value
                                              Charge reduce the amount payable
                                              on withdrawal below the amount
                                              required under the non-forfeiture
                                              laws of the state that has
                                              jurisdiction over this Contract.

FREQUENCY AND AMOUNT OF
PARTIAL WITHDRAWLS                            You may make as many partial
                                              withdrawals as you wish. Any
                                              withdrawal from an Investment
                                              Account of the Contract must be at
                                              least $300 or the entire balance
                                              of the Investment Account, if
                                              less. If after the withdrawal, the
                                              amount remaining in the Investment
                                              Account is less than $100, then we
                                              will consider the withdrawal
                                              request to be a request for
                                              withdrawal of the entire amount
                                              held in the Investment Account. If
                                              a partial withdrawal would reduce
                                              the Contract Value to less than
                                              $300, then we will treat the
                                              partial withdrawal request as a
                                              total withdrawal of the Contract
                                              Value.

PART 11                                    FEES AND DEDUCTIONS
--------------------------------------------------------------------------------
ASSET FEE                                  To compensate us for assuming
                                           mortality and expense risks, and
                                           certain administration expenses, we
                                           deduct from each variable Investment
                                           Option a fee each Valuation Period at
                                           an annual rate of 1.40%. A portion of
                                           this Asset Fee may also be used to
                                           reimburse us for distribution
                                           expenses. This fee is reflected in
                                           the Net Investment Factor used to
                                           determine the value of Accumulation
                                           Units and Annuity Units of the
                                           Contract.

ANNUAL ADMINISTRATION FEE                  To compensate us for assuming
                                           certain administrative expenses,
                                           we charge an Annual Administration
                                           Fee equal to $30 per year. Prior
                                           to the Maturity Date, the $30
                                           Annual Administration Fee is
                                           deducted on each Contract
                                           Anniversary. It is withdrawn from
                                           each Investment Option in the same
                                           proportion that the value of the
                                           Investment Accounts of each
                                           Investment Option bears to the
                                           Contract Value. If the Contract
                                           Value is totally withdrawn on any
                                           date other than the Contract
                                           Anniversary, we will deduct the
                                           total amount of the $30 Annual
                                           Administration Fee from the amount
                                           paid. During the annuity period,
                                           the $30 Annual Administration Fee
                                           is deducted on a pro rata basis
                                           from each annuity payment.


                                           Prior to the Maturity Date, when
                                           the Annual Administration Fee is
                                           to be assessed, if the sum of all
                                           Investment Accounts exceeds
                                           $100,000.00, the $30 Annual
                                           Administration Fee will be waived.

TAXES We reserve the right to charge certain taxes against your Payments (either at the time of payment or liquidation), Contract Value, payment of Death Benefit or annuity payments, as appropriate. Such taxes may include any premium taxes or other taxes levied by any government entity which we, in our sole discretion, determine have resulted from the establishment or maintenance of the Variable Account, or from the receipt by us of Payments, or from the issuance of this Contract, or from the commencement or continuance of annuity payments under this
                                           Contract.


PART 12                                    PAYMENT OF CONTRACT BENEFITS
--------------------------------------------------------------------------------
GENERAL Benefits payable under this Contract may be applied in accordance with one or more of the Annuity Options described below, subject to any restrictions of Internal Revenue Code section 72(s).

ALTERNATE ANNUITY OPTIONS                  Instead of settlement
                                           in accordance with the Annuity
                                           Options described below, you may
                                           choose an alternate form of
                                           settlement acceptable to us.


DESCRIPTION OF ANNUITY                     Option 1: Life Annuity
OPTIONS

                                            (a) Life Non-Refund. We will make
                                                payments during the lifetime of
                                                the Annuitant. No payments are
                                                due after the death of the
                                                Annuitant.


                                            (b) Life 10-Year Certain. We will
                                                make payments for 10 years and
                                                after that during the lifetime
                                                of the Annuitant. No payments
                                                are due after the death of the
                                                Annuitant or, if later, the end
                                                of the 10-year period certain.


                                            Option 2: Joint and Survivor Life
                                            Annuity

                                            The second Annuitant named shall be
                                            referred to as the Co-Annuitant.

                                            (a)Joint and Survivor Non-Refund. We
                                               will make payments during the
                                               joint lifetime of the Annuitant
                                               and Co-Annuitant.


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
                                               Payments will then continue
                                               during the remaining lifetime of
                                               the survivor. No payments are due
                                               after the death of the last
                                               survivor of the Annuitant and
                                               Co-Annuitant. (b) Joint and
                                               Survivor with 10-Year Certain. We
                                               will make payments for 10 years
                                               and after that during the joint
                                               lifetime of the Annuitant and
                                               Co-Annuitant. Payments will then
                                               continue during the remaining
                                               lifetime of the survivor. No
                                               payments are due after the death
                                               of the survivor of the Annuitant
                                               and Co-Annuitant or, if later,
                                               the end of the 10-year period
                                               certain.

ANNUITY PAYMENT RATES                          The annuity payment rates on the
                                               attached tables show, that for
                                               each $1,000 applied, the dollar
                                               amount of both (a) the first
                                               monthly variable annuity payment
                                               based on the assumed interest
                                               rate of 3% and (b) the monthly
                                               fixed annuity payment, when this
                                               payment is based on the minimum
                                               guaranteed interest rate of 3%
                                               per year. The annuity payment
                                               rates for payments made on a less
                                               frequent basis (quarterly,
                                               semiannual or annual) will be
                                               quoted by us upon request.

                                               The annuity payment rates are
                                               based on the 1983 Table A
                                               projected at Scale G with
                                               interest at the rate of 3% per
                                               annum and assume births in year
                                               1942. The amount of each annuity
                                               payment will depend upon the sex
                                               and adjusted age of the
                                               Annuitant, the Co-Annuitant, if
                                               any, or other payee. The adjusted
                                               age is determined from the actual
                                               age nearest birthday at the time
                                               the first monthly annuity payment
                                               is due, as follows:


                                               Calendar Year of Birth                      Adjustment to Actual Age
                                               ----------------------                      ------------------------
                                                    1899 - 1905                                       +6
                                                    1906 - 1911                                       +5
                                                    1912 - 1918                                       +4
                                                    1919 - 1925                                       +3
                                                    1926 - 1932                                       +2
                                                    1933 - 1938                                       +1
                                                    1939 - 1945                                       0
                                                    1946 - 1951                                       -1
                                                    1952 - 1958                                       -2
                                                    1959 - 1965                                       -3
                                                    1966 - 1972                                       -4
                                                    1973 - 1979                                       -5
                                                    1980 - 1986                                       -6
                                                       1987 +                                         -7



                                               The dollar amount of annuity
                                               payment for any age or
                                               combination of ages not shown
                                               following or for any other form
                                               of Annuity Option agreed to by us
                                               will be quoted on request.

                         AMOUNT OF FIRST MONTHLY PAYMENT
                           PER $1000 OF CONTRACT VALUE
                             OPTION 1: LIFE ANNUITY

 Option 1(A):  Non-Refund                       Option 1(B): 10-Year Certain
--------------------------------------         -----------------------------------
 Adjusted Age of                                Adjusted Age of
    Annuitant        Male     Female               Annuitant       Male    Female
--------------------------------------         -----------------------------------
       55            4.23      3.83                   55           4.19     3.82
       60            4.64      4.15                   60           4.57     4.12
       65            5.20      4.57                   65           5.05     4.51
       70            5.94      5.13                   70           5.65     5.02
       75            6.91      5.91                   75           6.35     5.67
       80            8.21      6.98                   80           7.13     6.45
       85            9.94      8.47                   85           7.90     7.29



                    OPTION 2: JOINT AND SURVIVOR LIFE ANNUITY
     Option 2(A): Non-Refund

                                          Age of Co-Annuitant
        ------------------------------------------------------------
        Adjusted
        Age of Male   10 Years   5 Years   Same   5 Years   10 Years
        Annuitant     Younger    Younger   Age    Older     Older
        ------------------------------------------------------------
        55            3.24       3.38      3.53   3.69      3.83
        60            3.40       3.58      3.78   3.98      4.16
        65            3.61       3.85      4.10   4.36      4.61
        70            3.88       4.19      4.53   4.88      5.20
        75            4.23       4.64      5.10   5.57      6.00
        80            4.70       5.26      5.88   6.51      7.06
        85            5.34       6.09      6.94   7.76      8.43


     Option 2(B): 10 Year Certain

                                           Age of Co-Annuitant
        ------------------------------------------------------------
        Adjusted
        Age of Male   10 Years   5 Years   Same   5 Years   10 Years
        Annuitant     Younger    Younger   Age    Older     Older
        ------------------------------------------------------------
        55            3.24       3.38      3.53   3.69      3.83
        60            3.40       3.58      3.78   3.98      4.16
        65            3.61       3.85      4.10   4.36      4.59
        70            3.88       4.18      4.52   4.86      5.16
        75            4.23       4.63      5.07   5.50      5.86
        80            4.68       5.21      5.78   6.30      6.69
        85            5.27       5.95      6.62   7.18      7.56
        ------------------------------------------------------------

     Monthly installments for ages not shown will be furnished on request.


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--------------------------------------------------------------------------------

THE MANUFACTURERS LIFE INSURANCE
COMPANY OF NEW YORK
--------------------------------------------------------------------------------

Manulife Financial and the block design are registered marks of The Manufacturers Life Insurance Company and are used by it and its subsidiaries.


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